CUMULUS MEDIA Reports Operating Results for 2019

ATLANTA, GA — February 21, 2020: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "CUMULUS MEDIA," “we,” “us,” or “our”) today announced operating results for the three months and year ended December 31, 2019. For the year ended December 31, 2019, the Company reported net revenue of $1,113.4 million, a decrease of 2.4% from the year ended December 31, 2018, net income of $61.3 million and Adjusted EBITDA of $213.0 million, a decrease of 9.1% from the year ended December 31, 2018. For the three months ended December 31, 2019, the Company reported net revenue of $285.5 million, a decrease of 7.7% from the three months ended December 31, 2018, net income of $1.6 million and Adjusted EBITDA of $50.7 million, a decrease of 22.8% from the three months ended December 31, 2018.

For the year ended December 31, 2019, the Company reported same station net revenue, excluding the impact of political, of $1,103.2 million, an increase of 1.4% from the year ended December 31, 2018, and same station Adjusted EBITDA, excluding the impact of political, of $206.8 million, an increase of 0.5% from the year ended December 31, 2018. For the three months ended December 31, 2019, the Company reported same station net revenue, excluding the impact of political, of $282.4 million, a decrease of 1.7% from the three months ended December 31, 2018, and same station Adjusted EBITDA, excluding the impact of political, of $47.9 million, a decrease of 8.0% from the three months ended December 31, 2018.

2019 Highlights

•	Same Station Revenue Growth for Second Consecutive Year, Driven by Industry-Leading Digital Growth of Nearly 60%

•	Same Station Adjusted EBITDA Growth for Third Consecutive Year, Excluding Political

•	Completion of Significantly Accretive M&A and Swap Transactions that Generated $146.5 Million in Gross Proceeds and Created Market-Leading Clusters

•	$220 Million of Debt Paydown, Reducing Net Leverage to 4.7x

•	Over $275 Million of Debt Paydown Since Emergence from Chapter 11 Equating to Approximately $13.75 per Share

•	Full Recapitalization of Balance Sheet that Lowered Interest Costs and Extended Maturities

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA, said, “I am very proud of the Company’s 2019 results. On a same station basis, our team has now delivered the second year in a row of revenue growth and, excluding the impact of political, the third year in a row of Adjusted EBITDA growth. This performance was driven in large part by the industry-leading growth of our digital businesses and active cost management across our platforms. Additionally, we made strong progress against our financial goals during the year, paying down $220 million of debt with cash from operations and highly accretive divestitures, reducing net leverage to 4.7x. This year’s results reflect the success of our consistent focus on key strategies to create value for our investors.”

Berner continued, “Despite a choppy environment and an expected political headwind, fourth quarter revenue finished in-line with the pacing we shared during our last earnings call, and, with some slight favorability on expenses, we delivered Adjusted EBITDA that was somewhat better than we had indicated. As we move into the new year, we are further expanding our delivery of compelling audio experiences and digital offerings that connect and support our advertisers and listeners. And, we are optimistic about 2020 and our continuing ability to drive strong operating and financial performance while aggressively reducing net leverage to below 4.0x.”

Year Ended 2019 Same Station Financial Highlights

•	As compared to the year ended 2018(1) on a Same Station(2) basis, excluding the impact of political revenue:

◦	Net revenue increased 1.4%

◦	Adjusted EBITDA(3) increased 0.5%

•	As compared to the year ended 2018(1) on a Same Station(2) basis, including the impact of political revenue:

◦	Net revenue increased 0.1%

◦	Adjusted EBITDA(3) decreased 5.0%

Fourth Quarter 2019 Same Station Financial Highlights

•	As compared to the fourth quarter of 2018 on a Same Station(2) basis, excluding the impact of political revenue:

◦	Net revenue decreased 1.7%

◦	Adjusted EBITDA(3) decreased 8.0%

•	As compared to the fourth quarter of 2018 on a Same Station(2) basis, including the impact of political revenue:

◦	Net revenue decreased 4.4%

◦	Adjusted EBITDA(3) decreased 18.6%

As previously disclosed, on November 29, 2017, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). On May 10, 2018, the Court entered an order confirming the Company’s Plan of Reorganization (the “Plan”). On June 4, 2018, the Plan became effective in accordance with its terms and the Company emerged from Chapter 11. The Company's 2018 operating results and key operating performance measures on a consolidated basis, were not materially impacted by the reorganization.

During the third quarter of 2019, the Company reassessed its reportable segments and concluded it has one reportable segment. Prior to this change, the Company had two reportable segments: Cumulus Radio Station Group and Westwood One.

References to "Successor Company" relate to the Company on and subsequent to June 4, 2018. References to "Predecessor Company" refer to the Company prior to June 4, 2018. For the purposes of analyzing the results presented herein, the Company is presenting the combined results of operations for the period June 4, 2018 to December 31, 2018 of the Successor Company with the period January 1, 2018 to June 3, 2018 of the Predecessor Company. Although this presentation is not in accordance with accounting principles generally accepted in the United States, the Company believes presenting such combined results allows for a more meaningful comparison of results for the twelve-month period ended December 31, 2019 to the twelve-month period ended December 31, 2018. For more information regarding the Predecessor and Successor Company results, please see the Company’s Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (the “SEC”).

Operating Summary (in thousands, except percentages and per share data):

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
As Reported	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change
Net revenue	$1,113,445	$1,140,360	(2.4)%
Net income	$61,257	$757,581	N/A
Adjusted EBITDA (3)	$212,988	$234,347	(9.1)%
Basic income per share	$3.04	N/A	N/A
Diluted income per share	$3.02	N/A	N/A

Same Station (2)	Successor Company	Non-GAAP Combined Predecessor and Successor Company
	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change
Net revenue	$1,109,713	$1,108,409	0.1%
Adjusted EBITDA (3)	$212,623	$223,821	(5.0)%

As Reported	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change
Net revenue	$285,468	$309,178	(7.7)%
Net income	$1,621	$43,732	N/A
Adjusted EBITDA (3)	$50,662	$65,615	(22.8)%
Basic income per share	$0.08	$2.19	N/A
Diluted income per share	$0.08	$2.18	N/A

Same Station (2)
	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change
Net revenue	$285,468	$298,572	(4.4)%
Adjusted EBITDA (3)	$50,662	$62,252	(18.6)%

Revenue Detail Summary (in thousands):

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
As Reported	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change
Broadcast Radio Revenue:
Spot	$622,695	$668,445	(6.8)%
Network	316,329	316,050	0.1%
Total Broadcast Radio Revenue	939,024	984,495	(4.6)%
Digital	78,602	50,265	56.4%
Other	95,819	105,600	(9.3)%
Net Revenue	$1,113,445	$1,140,360	(2.4)%

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
Same Station (2)	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change
Broadcast Radio Revenue:
Spot	$620,095	$647,911	(4.3)%
Network	315,873	310,377	1.8%
Total Broadcast Radio Revenue	935,968	958,288	(2.3)%
Digital	78,514	49,537	58.5%
Other	95,231	100,584	(5.3)%
Net Revenue	$1,109,713	$1,108,409	0.1%

As Reported	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change
Broadcast Radio Revenue:
Spot	$158,795	$180,168	(11.9)%
Network	79,884	85,101	(6.1)%
Total Broadcast Radio Revenue	238,679	265,269	(10.0)%
Digital	21,618	15,638	38.2%
Other	25,171	28,271	(11.0)%
Net Revenue	$285,468	$309,178	(7.7)%

Same Station (2)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change
Broadcast Radio Revenue:
Spot	$158,795	$173,854	(8.7)%
Network	79,884	82,493	(3.2)%
Total Broadcast Radio Revenue	238,679	256,347	(6.9)%
Digital	21,618	15,407	40.3%
Other	25,171	26,818	(6.1)%
Net Revenue	$285,468	$298,572	(4.4)%

Balance Sheet Summary (in thousands):

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$15,142	$27,584
Term loan due 2022	$—	$1,243,299
Term loan due 2026 (4)	$523,688	$—
6.75% Senior notes (4)	$500,000	$—

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change
Capital expenditures	$29,469	$29,703	(0.8)%

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change
Capital expenditures	$12,070	$7,818	54.4%

(1)	As discussed within, results for the full-year 2018 period reflect the combined results of the Successor and Predecessor Company periods in connection with the Company's emergence from Chapter 11.

(2)
Adjusted for certain station dispositions and swaps as if these dispositions and swaps had occurred as of April 1, 2019 and April 1, 2018 (or in the case of KLOS-FM, as of the commencement of the LMA on April 16, 2019 and as of April 16, 2018).

(3)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure.”

(4)	Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM EST to discuss its fourth quarter and full year 2019 operating results. A link to the webcast of the conference call will be available on the investor section of the Company’s website (www.cumulusmedia.com/investors/). The conference call dial-in number for domestic callers is 877-830-7699 for call access. If prompted, the conference ID number is 9191317. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

Following completion of the call, a recording of the call can be accessed via a link at www.cumulusmedia.com/investors.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to our recent financial restructuring, the implementation of our strategic operating plans, and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statement, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About CUMULUS MEDIA
CUMULUS MEDIA (NASDAQ: CMLS) is a leading audio-first media and entertainment company delivering premium content to over a quarter billion people every month - wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 428 owned-and-operated stations across 87 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, the Olympics, the Academy of Country Music Awards, and many other world-class partners across nearly 8,000 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through on-air and on-demand digital, mobile, social, and voice-activated platforms, as well integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions.

In determining Adjusted EBITDA, the Company excludes from net income items not related to core operations and those that are non-cash including: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale or disposal of any assets or stations, early extinguishment of debt, local marketing agreement fees, expenses relating to acquisitions, divestitures, restructuring costs, reorganization items and non-cash impairments of assets, if any.

Because of the significant effect that the Company’s material station acquisitions and dispositions have had on our results of operations, the Company also presents certain financial information herein on a “Same Station” basis, both with and excluding the effect of political advertising in order to address the cyclical nature of the two-year election cycle. Same Station metrics are adjusted for material station acquisitions and dispositions as if these acquisitions and dispositions had occurred as of the beginning of the comparable period in the prior year, as indicated. Same station financial measures excluding the impact of political advertising are further adjusted to exclude the impact of political advertising in the comparable periods.
Management believes that Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, although not measures that are calculated in accordance with GAAP, are commonly employed by the investment community as measures for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, are routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metrics to be extremely useful.
Adjusted EBITDA and Same Station financial measures, with and excluding the impact of political advertising, should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA and Same Station financial measures, both with and excluding the impact of political advertising, may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Successor Company		Successor Company	Non-GAAP Combined Predecessor and Successor Company
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net revenue	$285,468	$309,178	$1,113,445	$1,140,360
Operating expenses:
Content costs	109,722	111,424	405,653	402,773
Selling, general & administrative expenses	116,610	124,772	461,218	471,829
Depreciation and amortization	12,535	15,539	52,554	56,106
Local marketing agreement fees	1,117	1,106	3,500	4,280
Corporate expenses	8,646	7,571	34,372	31,599
Stock-based compensation expense	1,494	1,620	5,301	3,635
Restructuring costs	750	1,514	18,315	13,649
Loss (gain) on sale of assets or stations	509	69	(55,403)	261
Impairment of assets held for sale	1,165	—	6,165	—
Impairment of intangible assets	15,563	—	15,563	—
Total operating expenses	268,111	263,615	947,238	984,132
Operating income	17,357	45,563	166,207	156,228
Non-operating (expense) income:
Reorganization items, net	—	—	—	466,201
Interest expense	(16,816)	(22,138)	(82,916)	(50,978)
Interest income	5	16	25	86
Gain on early extinguishment of debt	—	201	381	201
Other (expense) income, net	(133)	53	(177)	(3,369)
Total non-operating (expense) income, net	(16,944)	(21,868)	(82,687)	412,141
Income before income taxes	413	23,695	83,520	568,369
Income tax benefit (expense)	1,208	20,037	(22,263)	189,212
Net Income	$1,621	$43,732	$61,257	$757,581

	Successor Company	Predecessor Company
	Period from June 4, 2018 through December 31, 2018	Period from January 1, 2018 through June 3, 2018
Net revenue	$686,436	$453,924
Operating expenses:
Content costs	238,888	163,885
Selling, general and administrative expenses	276,551	195,278
Depreciation and amortization	34,060	22,046
Local marketing agreement fees	2,471	1,809
Corporate expenses	17,116	14,483
Stock-based compensation expense	3,404	231
Restructuring costs	11,194	2,455
Loss on sale of assets or stations	103	158
Total operating expenses	583,787	400,345
Operating income	102,649	53,579
Non-operating (expense) income:
Reorganization items, net	—	466,201
Interest expense	(50,718)	(260)
Interest income	36	50
Gain on early extinguishment of debt	201	—
Other expense, net	(3,096)	(273)
Total non-operating (expense) income, net	(53,577)	465,718
Income before income tax benefit	49,072	519,297
Income tax benefit	12,353	176,859
Net income	$61,425	$696,156

The following tables reconcile net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
As Reported	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP net income	$61,257	$757,581
Income tax expense (benefit)	22,263	(189,212)
Non-operating expense, including net interest expense	83,068	54,260
Local marketing agreement fees	3,500	4,280
Depreciation and amortization	52,554	56,106
Stock-based compensation expense	5,301	3,635
Impairment of assets held for sale	6,165	—
Impairment of intangible assets	15,563	—
(Gain) loss on sale of assets or stations	(55,403)	261
Reorganization items, net	—	(466,201)
Restructuring costs	18,315	13,649
Franchise taxes	786	189
Gain on early extinguishment of debt	(381)	(201)
Adjusted EBITDA	$212,988	$234,347

	Successor Company	Predecessor Company
As Reported	Period from June 4, 2018 through December 31, 2018	Period from January 1, 2018 through June 3, 2018
GAAP net income	$61,425	$696,156
Income tax benefit	(12,353)	(176,859)
Non-operating expense, including net interest expense	53,777	483
Local marketing agreement fees	2,471	1,809
Depreciation and amortization	34,060	22,046
Stock-based compensation expense	3,404	231
Loss on sale of assets or stations	103	158
Reorganization items, net	—	(466,201)
Restructuring costs	11,194	2,455
Franchise taxes	(45)	234
Gain on early extinguishment of debt	(201)	—
Adjusted EBITDA	$153,835	$80,512

	Successor Company	Non-GAAP Combined Predecessor and Successor Company
Same Station (2)	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income	$60,892	$747,055
Income tax expense (benefit)	22,263	(189,212)
Non-operating expense, including net interest expense	83,068	54,260
Local marketing agreement fees	3,500	4,280
Depreciation and amortization	52,554	56,106
Stock-based compensation expense	5,301	3,635
Impairment of assets held for sale	6,165	—
Impairment of intangible assets	15,563	—
(Gain) loss on sale of assets or stations	(55,403)	261
Reorganization items, net	—	(466,201)
Restructuring costs	18,315	13,649
Franchise taxes	786	189
Gain on early extinguishment of debt	(381)	(201)
Adjusted EBITDA	$212,623	$223,821

As Reported	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
GAAP net income	$1,621	$43,732
Income tax benefit	(1,208)	(20,037)
Non-operating expense, including net interest expense	16,944	22,069
Local marketing agreement fees	1,117	1,106
Depreciation and amortization	12,535	15,539
Stock-based compensation expense	1,494	1,620
Impairment of assets held for sale	1,165	—
Impairment of intangible assets	15,563	—
Loss on sale of assets or stations	509	69
Restructuring costs	750	1,514
Franchise taxes	172	204
Gain on early extinguishment of debt	—	(201)
Adjusted EBITDA	$50,662	$65,615

Same Station (2)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
Net income	$1,621	$40,369
Income tax benefit	(1,208)	(20,037)
Non-operating expense, including net interest expense	16,944	22,069
Local marketing agreement fees	1,117	1,106
Depreciation and amortization	12,535	15,539
Stock-based compensation expense	1,494	1,620
Impairment of assets held for sale	1,165	—
Impairment of intangible assets	15,563	—
Loss on sale of assets or stations	509	69
Restructuring costs	750	1,514
Franchise taxes	172	204
Gain on early extinguishment of debt	—	(201)
Adjusted EBITDA	$50,662	$62,252

The following tables reconcile as reported net revenue and as reported Adjusted EBITDA to same station net revenue and same station Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Year Ended December 31, 2019 (Successor Company)	Year Ended December 31, 2018 (Non-GAAP Combined Predecessor and Successor Company)
As reported net revenue	$1,113,445	$1,140,360
Station dispositions and swaps	(3,732)	(31,951)
Same station net revenue	$1,109,713	$1,108,409
Political revenue	(6,500)	(20,010)
Same station net revenue, excluding impact of political revenue	$1,103,213	$1,088,399

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
As reported net revenue	$285,468	$309,178
Station dispositions and swaps	—	(10,606)
Same station net revenue	$285,468	$298,572
Political revenue	(3,053)	(11,312)
Same station net revenue, excluding impact of political revenue	$282,415	$287,260

	Year Ended December 31, 2019 (Successor Company)	Year Ended December 31, 2018 (Non-GAAP Combined Predecessor and Successor Company)
As reported Adjusted EBITDA	$212,988	$234,347
Station dispositions and swaps	(365)	(10,526)
Same station Adjusted EBITDA	$212,623	$223,821
Political EBITDA	(5,850)	(18,009)
Same station Adjusted EBITDA, excluding impact of political EBITDA	$206,773	$205,812

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018
As reported Adjusted EBITDA	$50,662	$65,615
Station dispositions and swaps	—	(3,363)
Same station Adjusted EBITDA	$50,662	$62,252
Political EBITDA	(2,748)	(10,181)
Same station Adjusted EBITDA, excluding impact of political EBITDA	$47,914	$52,071

The following tables provide disaggregated revenue detail by quarter for 2019 and 2018 as reported and same station (dollars in thousands):

As Reported	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Broadcast Radio Revenue:
Spot	$158,795	$161,211	$163,111	$139,579
Network	79,884	78,404	72,877	85,164
Total Broadcast Radio Revenue	238,679	239,615	235,988	224,743
Digital	21,618	19,935	20,208	16,841
Other	25,171	21,258	23,477	25,912
Net Revenue	$285,468	$280,808	$279,673	$267,496

Same Station (2)	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
Broadcast Radio Revenue:
Spot	$158,795	$161,211	$160,510	$139,579
Network	79,884	78,404	72,421	85,164
Total Broadcast Radio Revenue	238,679	239,615	232,931	224,743
Digital	21,618	19,935	20,120	16,841
Other	25,171	21,258	22,890	25,912
Net Revenue	$285,468	$280,808	$275,941	$267,496

	Successor Company		Non-GAAP Combined Predecessor and Successor Company	Predecessor Company
As Reported	Three Months Ended December 31, 2018	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Broadcast Radio Revenue:
Spot	$180,168	$168,554	$174,502	$145,221
Network	85,101	75,716	72,389	82,844
Total Broadcast Radio Revenue	265,269	244,270	246,891	228,065
Digital	15,638	13,459	11,929	9,239
Other	28,271	24,525	26,429	26,375
Net Revenue	$309,178	$282,254	$285,249	$263,679

	Successor Company		Non-GAAP Combined Predecessor and Successor Company	Predecessor Company
Same Station(2)	Three Months Ended December 31, 2018	Three Months Ended September 30, 2018	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Broadcast Radio Revenue:
Spot	$173,854	$161,306	$167,617	$145,135
Network	82,493	74,715	70,326	82,844
Total Broadcast Radio Revenue	256,347	236,021	237,943	227,979
Digital	15,407	13,171	11,669	9,290
Other	26,818	22,997	24,493	26,274
Net Revenue	$298,572	$272,189	$274,105	$263,543

The following table discloses capital expenditures for each of the Predecessor and Successor Company periods presented below. When combined, these periods present the Company's non-GAAP combined Predecessor and Successor capital expenditures for the year ended December 31, 2018 (dollars in thousands):

	Successor Company	Predecessor Company
	Period from June 4, 2018 through December 31, 2018	Period from January 1, 2018 through June 3, 2018
Capital expenditures	$15,684	$14,019